Exhibit 99.1

Opportunity Financial (“OppFi”) and FG New America Acquisition Corp. Complete Business Combination

OppFi to Begin Trading on the NYSE Under Ticker Symbol “OPFI” on July 21, 2021

CHICAGO – July 20, 2021 – Opportunity Financial, LLC (“OppFi”), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, and FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition corporation (“SPAC”), announced today that they have completed their previously announced business combination (the “Business Combination”). The Business Combination was approved by FGNA’s stockholders at its special meeting held on July 16, 2021, and closed on July 20, 2021.

The company now operates as OppFi, Inc. OppFi’s Class A common stock and warrants will begin trading on the NYSE under the ticker symbols “OPFI” and “OPFI WS,” respectively, on Wednesday, July 21, 2021. OppFi will be ringing the closing bell onsite at the New York Stock Exchange on July 27, 2021 in celebration. FGNA’s public units separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and are being delisted from the NYSE.

OppFi will continue to be led by Jared Kaplan, Chief Executive Officer, and Shiven Shah, Chief Financial Officer.

Jared Kaplan stated, “We are tremendously proud of the financial technology platform we have built and our commitment to serving consumers excluded from the traditional banking system through fair, transparent products and an extraordinary customer experience. We are very excited to move into the public markets and strengthen our position as the financial champion for the nearly 150 million everyday consumers in the United States. We continue to innovate our array of products, technology and capabilities and look forward to introducing those to consumers in the years ahead.”

FGNA Chairman Joe Moglia stated, “We continue to be very impressed by the significant growth the OppFi team has achieved. We look forward to their ongoing expansion as the company builds out of its digital and data driven platform to reach the millions of consumers who could benefit from expanded access to financial products.”

Moelis & Company served as exclusive financial advisor to OppFi. ThinkEquity, a division of Fordham Financial Management, Inc., Piper Sandler & Co., Needham & Company, JMP Securities LLC, Northland Securities and D.A. Davidson & Co. served as capital markets advisors to FG New America Acquisition Corp. DLA Piper LLP (US) is serving as legal advisor to OppFi. White & Case LLP served as legal advisor to FG New America Acquisition Corp.

About OppFi

OppFi (NYSE: OPFI) is a leading financial technology platform that powers banks to offer accessible products and a top-rated experience to everyday consumers. Through its unwavering commitment to customer service, OppFi helps consumers who are turned away by traditional providers build a better financial path. To date, OppFi has facilitated the issuance of more than 1.5 million loans. The company has been an Inc. 5000 company for five straight years, a Deloitte’s Technology Fast 500™, and the seventh fastest-growing company in Chicagoland in 2021 as measured by Crain’s Chicago Business based on five-year growth rate. The company was also listed on the Forbes America 2021 list of America’s Best Startup Employers and the Built In’s 2021 Best Places to Work in Chicago. OppFi maintains an A+ rating from the Better Business Bureau (BBB) and maintains a 4.8/5 star rating with more than 14,000 online customer reviews, making it one of the top customer-rated financial platforms online. For more information, please visit oppfi.com.

Forward-Looking Statements

This information includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, OppFi’s beliefs regarding the impact of the proposed business combination on its business. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against OppFi following the consummation of the business combination; (2) the impact of COVID-19 on OppFi’s business; (3) the inability to obtain or maintain the listing of OppFi’s common stock on the New York Stock Exchange; (4) the risk that the business combination disrupts current plans and operations; (5) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; (8) the possibility that OppFi may be adversely affected by economic, business, and/or competitive factors; (9) whether OppFi will be successful in launching OppFi Card, including whether there will be consumer or market acceptance of OppFi Card; (10) whether OppFi will be successful in expanding SalaryTap, including whether there will be consumer or market acceptance of SalaryTap; and (11) other risks and uncertainties indicated from time to time in FGNA’s proxy statement relating to the business combination, including those under “Risk Factors” therein, and in FGNA’s other filings and OppFi’s future filings with the SEC. OppFi cautions that the foregoing list of factors is not exclusive and readers should not to place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Investor Relations: Investors@oppfi.com

Media Relations: media@oppfi.com

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